Exhibit 10.2

EXECUTION VERSION

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

August 5, 2021

Revolution Medicines, Inc.

700 Saginaw Dr.

Redwood City, CA 94063

To Whom It May Concern:

Reference is hereby made to that certain Collaborative Research, Development and Commercialization Agreement (as amended from time to time, the “Agreement”), dated as of June 8, 2018, by and between Revolution Medicines, Inc. (“RevMed”) and Aventis, Inc. (“Aventis”), as amended by that certain letter agreement dated as of August 24, 2018, and as assigned by Aventis to Genzyme Corporation (“Sanofi”) pursuant to that certain Assignment and Assumption Agreement dated as of December 20, 2018.  Except as otherwise specifically indicated herein, capitalized terms used but not defined in this letter agreement (this “Letter”) shall have the meanings assigned to them in the Agreement.

In consideration of our ongoing Collaboration, and the mutual covenants contained herein, RevMed and Sanofi hereby acknowledge and agree as follows:

1.RMC-4630-03 – Amgen Doublet.

a.In accordance with the terms of the Agreement, the JRDC has reviewed and approved the proposed RMC-4630-03 study, consisting of a combination study of RMC-4630 and Amgen’s Lumakras™ (sotorasib), in each case, as set forth in the protocol and the budget separately agreed to by the Parties through the JRDC and JSC, as applicable (such study, “RMC-4630-03” and such budget, the “RMC-4630-03 Budget”), and has added RMC-4630-03 to the Development Plan.  For clarity, notwithstanding any prior agreement by the Parties to the contrary, RMC-4630-03 shall be considered a study under the Development Plan (and not a RevMed Study) and part of the Collaboration subject to the terms of the Agreement as modified by this Letter.

b.Notwithstanding anything in the Agreement to the contrary, Sanofi and RevMed shall each be responsible for fifty percent (50%) of the RevMed R&D Costs for RMC-4630-03, for clarity, including but not limited to RevMed’s Manufacturing Costs of any Product required for RMC-4630-03 and costs of supply of Lumakras™ for the US sites in RMC-4630-03 (provided that such RevMed R&D Costs are incurred per the RMC-4630-03 Budget, as the same may be updated by the Parties from time to time in accordance with the Agreement, and do not exceed [***]% of the applicable amounts set forth in the RMC-4630-03 Budget for the particular Calendar Quarter).  The RevMed R&D Costs to be shared by the Parties shall initially be borne by RevMed.  Promptly following the end of each Calendar Quarter during which RMC-4630-03 is ongoing or RevMed R&D Costs for RMC-4630-03 are incurred, but in no event later than [***] following the end of such Calendar Quarter, RevMed

50 Binney Street, Cambridge, MA 02142

Tel: 617.252.7500 - Fax: 617.252.7600

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will provide to the JRDC a detailed expense report in form approved by the JRDC with respect to such RevMed R&D Costs incurred by or on behalf of RevMed during such Calendar Quarter consistent with this Section 1(b) (including, if requested by Sanofi in writing, copies of receipts or invoices from Third Parties for all RevMed R&D Out-of-Pocket Costs). RevMed shall deliver an invoice to Sanofi for an amount of cash sufficient to reconcile to Sanofi’s agreed percentage of such RevMed R&D Costs. Sanofi will reimburse RevMed in Dollars all undisputed amounts within such expense reports under this Section 1(b) within [***] following receipt of the invoice therefor.

c.Sanofi shall have rights to use, at no additional cost, any data arising from RMC-4630-03 (“RMC-4630-03 Study Data”) in its performance of its obligations and exercise of its rights under the Collaboration except in connection with filing of MAAs for the Indication and Product Treatment Regimen that were the subject of RMC-4630-03.  If Sanofi wishes to use or actually uses, RMC-4630-03 Study Data in support of filing a MAA for the Indication and Product Treatment Regimen that were the subject of RMC-4630-03, it shall notify RevMed in writing and shall make a buy-in payment to RevMed in Dollars equal to [***], such payment to be made within [***] after the date that Sanofi receives an invoice from RevMed setting forth such amount.

2.No Other Modifications. This Letter constitutes an Ancillary Agreement, as defined in, and pursuant to, the Agreement.  This Letter amends the Agreement and shall be deemed to be a part of and incorporated into the Agreement.  In the event of a conflict between this Letter and the Agreement, this Letter shall control.  Except as expressly set forth in this Letter, all of the terms and conditions of the Agreement shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.

3.Counterparts. This Letter may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.

[Signature Page Follows]

50 Binney Street, Cambridge, MA 02142

Tel: 617.252.7500 - Fax: 617.252.7600

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Please acknowledge RevMed’s agreement with this Letter by returning a signed copy of this Letter.

Sincerely,

Genzyme Corporation

By: /s/ Peter Adamson

Name:Peter Adamson

Title: Global Head, Oncology Development & Pediatric Innovation

Acknowledged and Agreed:

Revolution Medicines, Inc.

By:___/s/ Margaret A. Horn___________________________

Name: Margaret A. Horn, J.D.

Title: Chief Operating Officer

50 Binney Street, Cambridge, MA 02142

Tel: 617.252.7500 - Fax: 617.252.7600

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